Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-45954, 333-45956, 333-55614, 333-55946, 333-103475, 333-143881) of Avaya Inc. of our report dated June 25, 2007 relating to the financial statements of The Avaya Inc. Savings Plan for Salaried Employees, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey

June 26, 2007